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Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the accompanying Form S-8 Registration Statement pertaining to the 1997 Stock Option Plan, subsequently amended in March 1999 and June 2000, of GenSci Regeneration Sciences Inc. of our report dated April 18, 2003, with respect to consolidated financial statements of GenSci Regeneration Sciences Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.




Toronto, Canada                               /S/ ERNST & YOUNG LLP
July 29, 2003                                 Chartered Accountants



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